UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 12, 2005

                                  Airtrax, Inc.
             (Exact name of registrant as specified in its charter)



       New Jersey                      0-25791                   22-3506376
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


                870B Central Avenue, Hammonton, New Jersey 08037
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (609)-567-7800

                                   Copies to:
                               Richard A. Friedman
                              Eric A. Pinero, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 4.02  Non-Reliance on Previously  Issued Financial  Statements or a Related
           Audit Report or Completed Interim Review

In connection with the preparation of the Airtrax, Inc. (the "Company") registration statement on Form SB-2, on January 12, 2005, the Company determined that the financial statements included in the Company's Annual Report on Form 10-KSB for the period ended December 31, 2003 did not contain certain expenses which were incurred during that period. Such financial statements should no longer be relied upon. In particular:

     o A deemed dividend in the amount of $188,412 was charged to operations during 2003 but not reported on the 10-KSB financial statements in the statement of operations as an expense. This deemed dividend is the excess of the fair market value of the 246,731 shares issued in satisfaction of dividends on the Company's preferred stock over the discounted amount at which they are issued. This deemed dividend was added to paid in capital. This revision, coupled with certain other increases in administrative and other expenses totaling $16,380, resulted in an adjustment of the deficit accumulated by the Company during its development stage to $2,363,695 for the year ended December 31, 2003, an increase of $204,792, as well as a corresponding adjustment to the same from May 19, 1997, the date of the Company's inception, to December 31, 2003.

In addition to the foregoing, the following additional changes to the Company's financial statement have been made:

     o The Company's balance sheet for the year ended December 31, 2003 was adjusted to increase total assets by $1,620, which resulted in a corresponding increase in stockholder's equity to $99,983. Further offsetting changes resulting from the changes to the statement of operations resulted in a revision of the common stock portion of the Stockholders' Equity from 5,891,729 to 6,098,141.

     o The statement of changes in stockholder's equity for the year ended December 31, 2003 was revised to reflect an increase of 75,165 shares which were issued for services, resulting in a balance of 8,696,552 shares as of December 31, 2003.

     o The statement of cash flows for the years ended December 31, 2003 was revised due to the aforementioned changes reflecting a net loss in the amount of $2,282,946. In addition, the aforementioned changes resulted in total net cash consumed by operating activities in the amount of $(705,790), total net cash consumed by investing activities in the amount of $(99,430) and total net cash produced by financing activities in the amount of $791,177, each for the year ended December 31, 2003. Corresponding adjustments were made to operating, investing and financing activities from May 17, 1997, the date of the Company's inception, to December 31, 2003.

     o Certain adjustments were made to Notes 5, 6, 7, and 8, and new Notes 9, 11, and 12 were added to the notes to the financial statements for the year ended December 31, 2003.

The Company has discussed this matter with its independent accounting firm.

The new financial statements which should be relied upon will be contained in an amended Form 10-KSB to be filed concurrently with the filing of this Current Report on Form 8-K.

Complete Description

The foregoing description of the new financial statements is not a complete summary. You are urged to read the complete document on Form 10-KSB, copies of which may be found after filing concurrently with the filing of this Current Report on Form 8-K, on the website of the U.S. Securities and Exchange Commission at www.sec.gov.

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

Item 9.01 Financial Statements and Exhibits.

(a)       Financial statements of business acquired.

          Not applicable.

(b)       Pro forma financial information.

          Not applicable.

(c)       Exhibits.

     Not applicable.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Airtrax, Inc.


Date: January 28, 2005                       /s/ Peter Amico
                                             -----------------
                                             Peter Amico
                                             Chief Executive Officer


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